                                                                    EXHIBIT 99.2

                                  NEWS RELEASE

                       INVESTOR RELATIONS CONTACT: SUSAN SPRATLEN (972) 444-9001

                      PIONEER REPORTS FIRST QUARTER RESULTS

DALLAS, TEXAS, APRIL 24, 2002 -- PIONEER NATURAL RESOURCES COMPANY ("PIONEER")(NYSE:PXD) (TSE:PXD) today announced financial and operating results for the quarter ended March 31, 2002.

FIRST QUARTER 2002 RESULTS

Pioneer reported a net loss of $2.0 million, or $0.02 per share, for the first quarter of 2002. The first quarter net loss included a noncash $5.4 million, or $0.05 per share, charge for the remeasurement of the Argentine peso denominated net monetary assets. Earnings as adjusted for the above items were $3.4 million or $0.03 per share. For the same period last year, Pioneer reported net income of $67.9 million, or $0.68 per diluted share, which included a gain on the sale of assets of $7.3 million, or $0.07 per share, and an $8.8 million, or $0.09 per share, mark-to-market charge related to derivatives not treated as hedges. Cash flow from operations for the 2002 first quarter was $50.0 million compared to $131.7 million for the first quarter of 2001.

On March 31, 2002, Pioneer had 104.3 million common shares outstanding. Pioneer issued 11.5 million new shares of common stock on April 22, 2002 under a public offering at $21.50 per share, resulting in approximately $236 million of net proceeds to the Company.

On an oil equivalent basis, sales averaged 110,703 barrels per day (BPD). First quarter oil sales averaged 34,541 BPD, natural gas liquid sales averaged 21,539 BPD and gas sales averaged 328 million cubic feet per day (MMcfpd). Realized prices (including the effects of commodity price hedges) for oil and natural gas liquids for the first quarter were $23.17 and $10.73 per barrel, respectively. The realized price for gas was $2.47 per Mcf.

First quarter production costs averaged $5.12 per barrel oil equivalent (BOE), decreasing 8% from the prior year quarter, primarily due to lower field fuel and production taxes that are directly related to commodity price changes. Exploration and abandonment costs of $21 million for the quarter included $10 million of geologic and geophysical costs including seismic costs, $1 million of noncash leasehold abandonments including expired leases, and $10 million of exploration costs including $8.6 million related to the expensing of the Turnberry well drilled during the first quarter of 2001.

For the same quarter last year, Pioneer reported oil sales of 35,140 BPD, natural gas liquid sales of 20,426 BPD and gas sales of 333 MMcfpd. Realized prices for the 2001 first quarter were $25.03 per barrel for oil, $22.71 per barrel for natural gas liquids and $4.58 per Mcf for gas.

OPERATIONS UPDATE

Development activities continue in the U.S., Canada and South Africa. Pioneer's "Big 4" development projects are progressing toward first production over the next 13 months as previously announced. Pioneer and its partner, Mariner Energy, Inc., have selected El Paso Energy Partners, L.P. (NYSE:EPN) to construct, install, own and operate the production platform and other facilities associated with the Falcon field discovery in the western deepwater Gulf of Mexico. Pioneer is the operator of the Falcon field with a 75 percent working interest, and the new platform is scheduled to be completed for first production during the first quarter of 2003. Pioneer is evaluating and preparing several prospects on the 24 blocks it holds surrounding the Falcon field for potential drilling later this year.

In the central deepwater Gulf of Mexico, an appraisal well is currently being drilled on the Ozona Deep discovery drilled in 2001, and Pioneer plans to drill the Triton prospect near the infrastructure planned for the Devils Tower development during the summer of 2002. Pioneer also plans to drill two appraisal wells on the Company's Olowi Block in Gabon beginning in early May.

Onshore Texas, Pioneer is running three rigs and plans to increase its drilling activity in its Spraberry oil and gas field and West Panhandle gas field. Pioneer completed 21 wells in Canada during the 2002 winter drilling season, and daily production from the new wells is anticipated to be approximately 12 MMcfpd.

CHAIRMAN'S COMMENT

Scott D. Sheffield, Chairman and CEO stated, "The first quarter of this year was important for Pioneer, as we continue to push forward to first production at Canyon Express and the other Big 4 projects. We are pleased to have completed our equity offering and are excited to have a larger stake and operatorship in the Falcon field and surrounding prospects and look forward to controlling our West Panhandle field operations and development. We are also looking forward to upcoming drilling results at Ozona Deep and the two wells we have planned for Gabon, as they have the potential to be the next projects in the pipeline for 2004 and 2005 growth."

FINANCIAL OUTLOOK

The following statements are estimates based on current expectations. These forward-looking statements are subject to a number of risks and uncertainties which may cause the Company's actual results to differ materially from the following statements. The last paragraph of this release addresses certain of the risks and uncertainties to which the Company is subject.

Second quarter production is expected to average 110 to 115 MBPD on an oil equivalent basis. During the second quarter, lease operating expenses (including production and ad valorem taxes) are expected to average $5.15 to $5.30 per BOE, based on today's NYMEX strip prices for oil and gas. Depreciation, depletion and amortization expense is expected to average $5.00 to $5.20 per BOE. Total exploration and abandonment expense is expected to be $15 million to $30 million. General and administrative expense is expected to be $10 million to $12 million. Interest expense is expected to be $24 million to $26 million and income taxes are expected to be $1 million to $2 million as the Company benefits from the carryforward of prior years' net operating losses in the U.S. and Canada. For the second quarter of 2002, cost incurred is expected to range from $120 to $140 million, excluding the previously announced acquisition costs related to acquiring additional interests in the Falcon field and surrounding exploration blocks. Pioneer's hedges are outlined in Item 9 of the Form 8-K filed today with the Securities and Exchange Commission.

EARNINGS CONFERENCE CALL

This morning at 10:00 a.m. Eastern, investors will have the opportunity to listen to the first quarter earnings call and view a presentation over the Internet via Pioneer's website located at http://www.pioneernrc.com. At the website, select 'INVESTOR' at the top of the page and then choose 'Webcasts/Earnings Calls'. To listen to the live call, please go to the website at least ten minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available on the website shortly after the call. Alternately, you may dial (800) 262-1292 (confirmation code: 694405) to listen to the conference call and view the accompanying visual presentation at the Internet address above. A telephone replay will be available by dialing (888) 203-1112: confirmation code: 694405.

Pioneer is a large independent oil and gas exploration and production company with operations in the United States, Canada, Argentina, South Africa, Gabon and Tunisia. Pioneer's headquarters are in Dallas. For more information, visit Pioneer's website at www.pioneernrc.com.

Financial statements attached.

Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer Natural Resources Company are subject to a number of risks and uncertainties that may cause Pioneer's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of oil and gas prices, product supply and demand, competition, government regulation or action, foreign currency valuation changes, foreign government tax and regulation changes, litigation, the costs and results of drilling and operations, Pioneer's ability to replace reserves, implement its business plans, or complete its development projects as scheduled, access to and cost of capital, uncertainties about estimates of reserves, quality of technical data, and environmental risks. These and other risks are described in Pioneer's 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission.

                        PIONEER NATURAL RESOURCES COMPANY
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (in thousands)
                                   (Unaudited)

                                                            March 31,      December 31,
                                                              2002             2001
                                                           -----------     ------------
ASSETS

Current assets:
   Cash and cash equivalents                               $    16,757     $    14,334
   Accounts receivable                                          88,862          82,211
   Inventories                                                  11,974          14,549
   Deferred income taxes                                         6,400           6,400
   Other current assets                                         43,248         138,149
                                                           -----------     -----------

        Total current assets                                   167,241         255,643
                                                           -----------     -----------

Property, plant and equipment, at cost:
   Oil and gas properties, using the successful efforts
     method of accounting                                    3,971,409       3,879,568
   Accumulated depletion, depreciation and amortization     (1,143,441)     (1,095,310)
                                                           -----------     -----------

                                                             2,827,968       2,784,258
                                                           -----------     -----------

Deferred income taxes                                           84,319          84,319
Other assets, net                                               83,722         146,833
                                                           -----------     -----------

                                                           $ 3,163,250     $ 3,271,053
                                                           ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                        $   100,127     $    99,165
   Interest payable                                             37,115          37,410
   Other current liabilities                                    76,867          91,634
                                                           -----------     -----------

        Total current liabilities                              214,109         228,209
                                                           -----------     -----------

Long-term debt                                               1,587,853       1,577,304
Other noncurrent liabilities                                   163,844         166,383
Deferred income taxes                                            5,633          13,768
Stockholders' equity                                         1,191,811       1,285,389
                                                           -----------     -----------

                                                           $ 3,163,250     $ 3,271,053
                                                           ===========     ===========

                        PIONEER NATURAL RESOURCES COMPANY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except for per share data)
                                   (Unaudited)

                                                                Three months ended
                                                                    March 31,
                                                              -----------------------
                                                                2002           2001
                                                              ---------     ---------
Revenues:
   Oil and gas                                                $ 165,539     $ 257,986
   Interest and other                                             1,193         5,167
   Gain (loss) on disposition of assets, net                        (74)        7,293
                                                              ---------     ---------

                                                                166,658       270,446
                                                              ---------     ---------
Costs and expenses:
   Oil and gas production                                        51,018        55,802
   Depletion, depreciation and amortization  - oil and gas       48,237        48,045
   Depletion, depreciation and amortization - other               2,151         4,116
   Exploration and abandonments                                  21,120        22,883
   General and administrative                                    11,918        10,448
   Interest                                                      26,317        35,616
   Other                                                          8,266        25,217
                                                              ---------     ---------

                                                                169,027       202,127
                                                              ---------     ---------

Income (loss) before income taxes                                (2,369)       68,319
Income tax (provision) benefit                                      410          (400)
                                                              ---------     ---------

Net income (loss)                                             $  (1,959)    $  67,919
                                                              =========     =========

Net income (loss) per share:
   Basic                                                      $    (.02)    $     .69
                                                              =========     =========

   Diluted                                                    $    (.02)    $     .68
                                                              =========     =========

Weighted average basic shares outstanding:
   Basic                                                        104,055        98,379
                                                              =========     =========

   Diluted                                                      104,055        99,708
                                                              =========     =========

                        PIONEER NATURAL RESOURCES COMPANY
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (Unaudited)

                                                            Three months ended
                                                                March 31,
                                                        -----------------------
                                                           2002          2001
                                                        ---------     ---------
Cash flows from operations:
   Net income (loss)                                    $  (1,959)    $  67,919
   Depletion, depreciation and amortization                50,388        52,161
   Exploration expenses, including dry holes               18,666        21,847
   Deferred income taxes                                     (684)       (4,800)
   (Gain) loss on disposition of assets, net                   74        (7,293)
   Interest related amortization                             (992)        2,998
   Derivative mark-to-market                                  124         8,753
   Other noncash items                                     12,860         1,806
   Changes in operating assets and liabilities:
      Accounts receivable                                 (13,721)       26,449
      Inventories                                           2,239         1,124
      Other current assets                                     (7)       (5,954)
      Accounts payable                                    (14,456)      (25,607)
      Interest payable                                       (295)          720
      Other current liabilities                            (2,201)       (8,389)
                                                        ---------     ---------

Net cash provided by operating activities                  50,036       131,734
Net cash used in investing activities                     (38,772)      (88,801)
Net cash used in financing activities                      (8,065)      (50,548)
                                                        ---------     ---------

Net increase (decrease) in cash and cash equivalents        3,199        (7,615)
Effect of exchange rate changes on cash
   and cash equivalents                                      (776)         (239)
Cash and cash equivalents, beginning
   of period                                               14,334        26,159
                                                        ---------     ---------

Cash and cash equivalents, end of period                $  16,757     $  18,305
                                                        =========     =========

                        PIONEER NATURAL RESOURCES COMPANY
                        SUMMARY PRODUCTION AND PRICE DATA


                                                                            Three months ended
                                                                                 March 31,
                                                                        --------------------------
                                                                          2002              2001
                                                                        --------          --------
Average Daily Production:
   Oil (Bbls) -                          U.S.                             24,305            24,651
                                         Argentina                        10,126             9,646
                                         Canada                              110               843
                                                                        --------          --------

                                         Total                            34,541            35,140

   Natural gas liquids (Bbls) -          U.S.                             19,919            18,922
                                         Argentina                           642               516
                                         Canada                              978               988
                                                                        --------          --------

                                         Total                            21,539            20,426

   Gas (Mcf) -                           U.S.                            215,837           208,678
                                         Argentina                        65,119            80,035
                                         Canada                           46,780            43,973
                                                                        --------          --------

                                         Total                           327,736           332,686

Total Production:
   Oil (MBbls)                                                             3,109             3,163
   Natural gas liquids (MBbls)                                             1,939             1,838
   Gas (MMcf)                                                             29,496            29,942
   Equivalent barrels (MBOE)                                               9,963             9,991

Average Price*:
   Oil  (per Bbl) -                      U.S.                           $   24.27         $   25.25
                                         Argentina                      $   20.61         $   24.59
                                         Canada                         $   17.55         $   23.83
                                         Average                        $   23.17         $   25.03

   Natural gas liquids (per Bbl)  -      U.S.                           $   10.70         $   22.51
                                         Argentina                      $    8.97         $   27.04
                                         Canada                         $   12.41         $   24.33
                                         Average                        $   10.73         $   22.71

   Gas (per Mcf) -                       U.S.                           $    3.05         $    5.61
                                         Argentina                      $     .68         $    1.25
                                         Canada                         $    2.27         $    5.81
                                         Average                        $    2.47         $    4.58

---------------

* Average prices include the effects of commodity hedges.

                        PIONEER NATURAL RESOURCES COMPANY
                            SUPPLEMENTAL INFORMATION
                                 (in thousands)
                                   (Unaudited)


     Discretionary cash flow and EBITDAX (as defined below) are presented herein because of their wide acceptance as financial indicators of a company's ability to internally fund exploration and development activities and to service or incur debt. Discretionary cash flow and EBITDAX should not be considered as alternatives to net cash provided by operating activities, net income (loss) or income (loss) from continuing operations, as defined by generally accepted accounting principles. Discretionary cash flow and EBITDAX should also not be considered as indicators of the Company's financial performance, as alternatives to cash flow, as measure of liquidity or as being comparable to other similarly titled measures of other companies.

                                                  Three months ended
                                                       March 31,
                                                -----------------------
                                                  2002          2001
                                                ---------     ---------
DISCRETIONARY CASH FLOWS*:

   Net income (loss)                            $  (1,959)    $  67,919
   Depletion, depreciation and amortization        50,388        52,161
   Exploration and abandonments                    21,120        22,883
   Deferred income taxes                             (684)       (4,800)
   (Gain) loss on disposition of assets, net           74        (7,293)
   Interest related amortization                     (992)        2,998
   Derivative mark-to-market                          124         8,753
   Other noncash items                             12,860         1,806
                                                ---------     ---------

       Discretionary cash flow                  $  80,931     $ 144,427
                                                =========     =========

----------

* Discretionary cash flows equal cash flows from operations before working capital changes and exploration and abandonments.

EBITDAX**:

Net income (loss)                            $  (1,959)    $  67,919
Depletion, depreciation and amortization        50,388        52,161
Exploration and abandonments                    21,120        22,883
Consolidated interest expense                   26,317        35,616
Consolidated income taxes                         (410)          400
(Gain) loss on disposition of assets, net           74        (7,293)
Derivative mark-to-market                          124         8,753
Other noncash expenses                          12,860           867
                                             ---------     ---------

                                             $ 108,514     $ 181,306
                                             =========     =========

-------------

** "EBITDAX" represents earnings before depletion, depreciation and amortization expense; impairment of oil and gas properties; exploration and abandonments; consolidated interest expense; consolidated income taxes; gain or loss on the disposition of assets; extraordinary items; derivative mark-to-market adjustments; and, other noncash charges and expenses.